Filed Pursuant to Rule 424(b)(5)
Registration No. 333-212448

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 5, 2016)

$25,000,000

Common Stock

We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, as our sales agent, relating to shares of our common stock, $0.001 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “TVIA.” The last reported sale price of our common stock on August 5, 2016 was $2.62 per share.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made (i) through The NASDAQ Global Select Market, (ii) on any other existing trading market for our common stock or (iii) to or through a market maker. In addition, with our prior written approval, Cowen may also sell shares in negotiated transactions or we may sell shares to Cowen acting as principal for Cowen’s own account. Cowen is not required to sell any specific amount of our common stock, but will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Stock Market, Inc. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay Cowen a commission, or allow a discount, for its services in acting as agent and/or principal in the sale of common stock equal to up to 3.0% of the gross proceeds of any shares of common stock sold through Cowen under the sales agreement. In connection with the sale of the common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” on S-10 of this prospectus supplement.

Investing in our common stock involves risks, including those described in the “Risk Factors” section beginning on page S-7 of this prospectus supplement and the section captioned “Item 1A—Risk Factors” in our most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cowen and Company

August 8, 2016

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find Additional Information; Incorporation by Reference” in this prospectus supplement. These documents contain information that you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Neither we nor the sales agent has authorized anyone to provide you with any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectuses that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, as used in this prospectus supplement, the terms “TerraVia,” “we,” “us,” and “our” refer to TerraVia Holdings, Inc. and its consolidated subsidiaries.

This prospectus supplement and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement are the property of their respective owners.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential” or “continue,” or the negative of these terms or other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” included in this prospectus supplement, our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, as well as our other filings with the SEC, including any amendments thereto, incorporated herein by reference or filed by us after the date of this prospectus supplement, that are incorporated by reference into this prospectus supplement.

Many of the factors that will determine future results, performance or achievements are beyond our ability to control or predict. The following are important factors, among others, that could cause actual results, performance or achievements to differ materially from the results or achievements reflected in our forward-looking statements:

•	Our ability to achieve and sustain profitability and generate positive cash flows from operating activities;

•	Our ability to successfully commercialize our products;

•	Our ability to obtain feedstock in sufficient quantities and in a timely and cost-effective manner;

•	Our ability to efficiently and cost-effectively produce microalgae-based products;

•	The extent to which our products are produced and processed by us or our partners at a satisfactory quality, in a timely manner, in sufficient quantities and at an acceptable cost;

•	Our ability to bring commercial manufacturing capacity online on the timelines and for the costs anticipated;

•	Our ability to transition into a food, nutrition and specialty ingredients company;

•	Our ability to maintain and successfully manage our existing, or enter into new, strategic collaborations;

•	Our ability to successfully maintain our strategic partnerships, including our partnership with Bunge Global Innovation, LLC and its affiliates and our supply agreement with Unilever;

•	Our ability to effectively manage and defend litigation matters pending, or asserted in the future, against us;

•	Our ability to obtain financing to fund our capital requirements, including in connection with our joint venture funding requirements;

•	Our ability to recruit and retain key personnel;

•	Our ability to meet applicable regulatory requirements for the sale of our microalgae-based products and the operation of production facilities;

•	Our ability to effectively obtain and enforce patents related to our products, manufacturing components and manufacturing processes; and

•	Our ability to successfully complete the sale of our Algenist® business.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we assume nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus supplement to conform our prior statements to actual results or revised expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporated by reference. This summary is not complete and does not contain all the information that you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-7 of this prospectus supplement, the financial statements and related notes and the other information that we incorporated by reference herein, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q we file from time to time.

TerraVia Holdings, Inc.

Overview

We are a food, nutrition and specialty ingredients company that harnesses the power of algae, the origin of all plants. Our innovative platform uses microalgae to produce high-value triglyceride oils, proteins, fibers, micronutrients and other ingredients. The inherent flexibility of our technology platform and the broad usage of these materials across multiple industries allow us to approach a wide range of customers across myriad end markets.

The unique composition of our oils, powders and other algae-derived products address specific customer requirements. We are commercializing high-value oils and powder products with companies that primarily use them as ingredients. We have developed and are commercializing products for specialty food ingredients, animal nutrition ingredients, consumer food products and specialty skin and personal care ingredients. Over our history, we have also invested in and developed products, technology and market opportunities in the industrials area, which includes fuels, industrial oils, and the oilfield/Encapso® business. In line with our strategy to focus our commercial efforts on food and specialty personal care ingredients, we expect to pursue strategic alternatives for the industrials business and our objective will be to identify partners who have the operational capabilities needed to realize the potential of those businesses.

Our food oils are formulated to offer a variety of functional benefits such as enhanced structuring capabilities and stability while providing robust formulation and process flexibility. These food oils have the potential to improve upon conventionally utilized specialty fats and oils and our high oleic algae oil has received an FDA generally recognized as safe (GRAS) “No Questions” letter. Currently, these oils are commercially available in our AlgaWise® branded food oil platform and in our consumer culinary oil Thrive® brand. In addition, we have developed novel methods of preparing powdered forms of triglyceride oils and vegan proteins, and our powdered ingredients are composed of unmodified whole algae cells. AlgaVia® Lipid Powder (commonly known as whole algae flour) and AlgaVia® Protein (commonly known as whole algae protein) are whole algae ingredients that can improve the nutritional profile of foods and beverages. AlgaVia®Lipid Powder is a new fat source that allows for the reduction or replacement of dairy fats, oils, and eggs. AlgaVia® Protein is a new vegan source of protein that is free of known allergens and gluten. Both AlgaVia® Lipid Powder and Protein can be used across a range of applications such as beverages (ready-to-drink and powdered), bakery, snacks, bars, dressings, sauces and frozen desserts and have received FDA GRAS “No Questions” letters. In May 2016, we and Bunge announced that we launched a native, whole algae DHA, docosahexaenoic acid, a long chain omega-3 fatty acid, as a sustainable specialty feed ingredient, prioritizing the aquaculture market.

Our process is compatible with commercial-scale, widely-available fermentation and oil recovery equipment. We operate our lab and pilot fermentation and recovery equipment as scaled-down versions of our large commercial engineering designs, such as those used to perform development work under certain agreements with strategic partners and to fulfill commercial supply agreements. We have scaled up our technology platform and have successfully operated at lab (5-15 liter), pilot (600-1,000 liter), demonstration/small commercial (120,000 liter) and large commercial (approximately 500,000 liter and above) fermenter scale.

Corporate Information

TerraVia Holdings, Inc. (formerly known as Solazyme, Inc.) was incorporated in the State of Delaware on March 31, 2003. Our principal executive offices are located at 225 Gateway Blvd. South San Francisco, CA 94080 and our telephone number is (650) 780-4777. We maintain a website at www.terravia.com. The contents of the website are not incorporated into this prospectus supplement.

THE OFFERING

Common stock offered by us	Shares of common stock having an aggregate offering price up to $25,000,000.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, Cowen and Company, LLC. See “Plan of Distribution on page S-10.”

Use of proceeds	We plan to use the net proceeds from this offering for general corporate purposes and working capital. Please see “Use of Proceeds” on page S-8.

Dividend policy	We have never declared or paid any cash dividends on our common stock or any other securities. We anticipate that we will retain all available funds and any future earnings, if any, for use in the operation of our business and do not anticipate paying cash dividends in the foreseeable future. In addition, our credit facility materially restricts, and future debt instruments we issue may materially restrict, our ability to pay dividends on our common stock. Payment of future cash dividends, if any, will be at the discretion of the board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements of current or then-existing debt instruments and other factors the board of directors deems relevant.

Risk factors	See “Risk Factors” beginning on page S-7 of this prospectus supplement for a discussion of factors that you should read and consider before investing in our securities.

NASDAQ Global Select Market symbol	TVIA

RISK FACTORS

Investors should carefully consider the risks described below and in the filings incorporated by reference herein before deciding whether to invest in our securities. The risks described below and those described in the filings incorporated by reference herein are not the only ones we face. If any of the following risks actually occurs, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement and in the documents incorporated by reference herein including our most recent Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 as well as any amendment or update to our risk factors in subsequent filings with the SEC as a result of different factors, including the risks we face described below and those described in the filings incorporated by reference herein.

Risks Relating to this Offering

We will have broad discretion over the use of the proceeds to us from this offering and may apply it to uses that do not improve our operating results or the value of your securities.

We will have broad discretion to use the net proceeds to us from this offering, and investors will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds. Although we expect to use the net proceeds from this offering for general corporate purposes and working capital, we have not allocated these net proceeds for specific purposes. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of the proceeds may not improve our operating results or increase the value of the securities being offered hereby.

USE OF PROCEEDS

We plan to use the net proceeds of this offering for general corporate purposes and working capital.

We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors, including the status of commercialization and production of our products; the cost of our research and development activities; the cost and timing of regulatory clearances or approvals; the effect of competing technological and market developments; our capital requirements or capital requirements of our joint venture; the nature and timing of any additional strategic collaborations we may establish; the timing of sales of our common stock in this offering; and the extent to which we acquire or invest in businesses, products and technologies, although we currently have no commitments or agreements relating to any of these types of transactions. Accordingly, we will have broad discretion in using these proceeds. Pending their uses, we plan to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock or any other securities. We anticipate that we will retain all available funds and any future earnings, if any, for use in the operation of our business and do not anticipate paying cash dividends in the foreseeable future. In addition, our credit facility materially restricts, and future debt instruments we issue may materially restrict, our ability to pay dividends on our common stock. Payment of future cash dividends, if any, will be at the discretion of the board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements of current or then-existing debt instruments and other factors the board of directors deems relevant.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to $25,000,000 of our common stock through Cowen as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including without limitation sales made (i) through The NASDAQ Global Select Market, (ii) on any other existing trading market for our common stock or (iii) to or through a market maker. In addition, with our prior written approval, Cowen may also sell shares in negotiated transactions or we may sell shares to Cowen acting as principal for Cowen’s own account.

Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the sales agreement upon proper notice to the other party. The sales agreement may be terminated by either party upon prior notice or as otherwise specified in the sales agreement.

The aggregate compensation payable to Cowen as sales agent equals up to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen up to $50,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $175,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cowen will provide written confirmation to us following the close of trading on the NASDAQ Global Select Market on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilize our common stock.

Our common stock is listed on the NASDAQ Global Select Market and trades under the symbol “TVIA.” The transfer agent of our common stock is Computershare Trust Company, N.A.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California. Certain matters will be passed upon for Cowen by Duane Morris LLP, Newark, New Jersey.

EXPERTS

The consolidated financial statements of the Company incorporated in this prospectus supplement by reference from TerraVia Holdings, Inc.’s (formerly known as Solazyme, Inc.) Annual Report on Form 10-K for the year ended December 31, 2015 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a) Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 15, 2016;

(b) Portions of the Definitive Proxy Statement on Schedule 14A for the 2016 annual meeting of stockholders incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on April 25, 2016;

(c) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on May 6, 2016 and August 8, 2016, respectively;

(d) Current Reports on Form 8-K filed with the SEC on January 29, 2016, March 11, 2016, March 14, 2016, March 17, 2016, March 25, 2016, May 4, 2016, May 12, 2016, June 9, 2016 and August 8, 2016 and Current Reports on Form 8-K/A filed with the SEC on February 18, 2016 and July 5, 2016 (other than information in such reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such forms that are related to such items); and

(e) The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on May 24, 2011, as updated by our Amended and Restated Certificate of Incorporation, filed on Form 10-K/A with the SEC on April 27, 2012, our Certificate of Amendment of Amended and Restated Certificate of Incorporation filed on Form 8-K with the SEC on May 12, 2016 and our Certificate of Amendment of Amended and Restated Certificate of Incorporation filed as an exhibit to the accompanying prospectus.

Information in future filings incorporated by reference in this prospectus supplement updates and supplements the information provided in this prospectus supplement. Any statements in any future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: TerraVia Holdings, Inc., Attention: Investor Relations, 225 Gateway Blvd., South San Francisco, CA 94080, telephone (650) 780-4777.

PROSPECTUS

$150,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

From time to time, we may offer up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. The securities we may offer pursuant to this prospectus are sometimes collectively referred to in this prospectus as the “securities.”

Specific terms of these securities, if applicable, will be provided in supplements to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our Common Stock is listed on The NASDAQ Global Select Market under the ticker symbol “TVIA.” On July 7, 2016, the last reported sale price of our common stock on the NASDAQ Global Select Market was $2.44. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Global Select Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in these securities involves risks. See “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2015, our quarterly report on Form 10-Q for the quarter ended March 31, 2016, any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, incorporated herein by reference or filed by us after the date of this prospectus, that are incorporated by reference into this prospectus. You should also review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. The securities may be offered at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at various prices determined at the time of sale or otherwise or at negotiated prices. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from any sale by us pursuant to this prospectus will also be set forth in a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2016.

We have not authorized anyone to provide you any information other than that contained in or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer or sale of the securities is not permitted. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise specified, the terms “TerraVia,” “we,” “us,” and “our” refer to TerraVia Holdings, Inc. and its consolidated subsidiaries.

TERRAVIA HOLDINGS, INC.

We are a food, nutrition and specialty ingredients company that harnesses the power of algae, the origin of all plants. Our innovative platform uses microalgae to produce high-value triglyceride oils, proteins, fibers, micronutrients and other ingredients. The inherent flexibility of our technology platform and the broad usage of these materials across multiple industries, allow us to approach a wide range of customers across myriad end markets.

The unique composition of our oils, powders and other algae-derived products address specific customer requirements. We are commercializing high-value oils and powder products to companies that primarily use them as ingredients. We have developed and are commercializing products for specialty food ingredients, animal nutrition ingredients, consumer food products and specialty skin and personal care ingredients. Over our history, we have invested in and developed products, technology and market opportunities in the industrials area, which includes fuels, industrial oils, and the oilfield/Encapso™ business. In line with our strategy to focus our commercial efforts on food and specialty personal care ingredients, we expect to pursue strategic alternatives for the industrial business and our objective will be to identify partners who have the operational capabilities needed to realize the potential of those businesses.

Our food oils are formulated to offer a variety of functional benefits such as enhanced structuring capabilities and stability while providing robust formulation and process flexibility. These food oils have the potential to improve upon conventionally utilized specialty fats and oils and our high oleic algae oil has received an FDA generally recognized as safe (GRAS) “No Questions” letter. Currently, these oils are commercially available in our AlgaWise™ branded food oil platform and in our consumer culinary oil Thrive® brand. In addition, we have developed novel methods of preparing powdered forms of triglyceride oils and vegan proteins. Our powdered ingredients are composed of unmodified whole algae cells. AlgaVia® Lipid Powder (commonly known as whole algae flour) and AlgaVia® Protein (commonly known as whole algae protein) are whole algae ingredients that can improve the nutritional profile of foods and beverages. AlgaVia®Lipid Powder is a new fat source that allows for the reduction or replacement of dairy fats, oils, and eggs. AlgaVia® Protein is a new vegan source of protein that is free of known allergens and gluten. Both AlgaVia® Lipid Powder and Protein can be used across a range of applications such as beverages (ready-to-drink and powdered), bakery, snacks, bars, dressings, sauces and frozen desserts and have received FDA GRAS “No Questions” letters.

Our manufacturing processes are compatible with commercial-scale, widely-available fermentation and oil recovery equipment. We operate our lab and pilot fermentation and recovery equipment as scaled-down versions of our large commercial engineering designs, such as those used to perform development work under certain agreements with strategic partners and to fulfill commercial supply agreements. We have scaled up our technology platform and have successfully operated at lab (5-15 liter), pilot (600-1,000 liter), demonstration/small commercial (120,000 liter) and large commercial (approximately 500,000 liter and above) fermenter scale.

TerraVia Holdings, Inc. (formerly known as Solazyme, Inc.) was incorporated in the State of Delaware on March 31, 2003. Our principal executive offices are located at 225 Gateway Blvd. South San Francisco, CA 94080 and our telephone number is (650) 780-4777. We maintain a website at www.terravia.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information; Incorporation By Reference,” before investing in any of the securities offered.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential” or “continue,” or the negative of these terms or other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2015, our quarterly report on Form 10-Q for the quarter ended March 31, 2016, any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, incorporated herein by reference or filed by us after the date of this prospectus, that are incorporated by reference into this prospectus.

Many of the factors that will determine future results, performance or achievements are beyond our ability to control or predict. The following are important factors, among others, that could cause actual results, performance or achievements to differ materially from the results or achievements reflected in our forward-looking statements:

•	Our ability to achieve and sustain profitability and generate positive cash flows from operating activities;

•	Our ability to successfully commercialize our products;

•	Our ability to obtain feedstock in sufficient quantities and in a timely and cost-effective manner;

•	Our ability to efficiently and cost-effectively produce microalgae-based products;

•	The extent to which our products are produced and processed by us or our partners at a satisfactory quality, in a timely manner, in sufficient quantities and at an acceptable cost;

•	Our ability to bring commercial manufacturing capacity online on the timelines and for the costs anticipated;

•	Our ability to transition into a food, nutrition and specialty ingredients company;

•	Our ability to maintain and successfully manage our existing, or enter into new, strategic collaborations;

•	Our ability to successfully maintain our strategic partnerships, including our partnership with Bunge Global Innovation, LLC and its affiliates and our supply agreement with Unilever;

•	Our ability to effectively manage and defend litigation matters pending, or asserted in the future, against us;

•	Our ability to obtain financing to fund our capital requirements, including in connection with our joint venture funding requirements;

•	Our ability to recruit and retain key personnel;

•	Our ability to meet applicable regulatory requirements for the sale of our microalgae-based products and the operation of production facilities; and

•	Our ability to effectively obtain and enforce patents related to our products, manufacturing components and manufacturing processes.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we assume nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents, including our annual report on Form 10-K for the year ended December 31, 2015, our quarterly report on Form 10-Q for the quarter ended March 31, 2016, any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, incorporated herein by reference or filed by us after the date of this prospectus, that are incorporated by reference into this prospectus. For more information, see “Where You Can Find Additional Information.” The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, refinancing or repayment of outstanding indebtedness and other business opportunities. Currently, however, we do not have any agreements or commitments for any specific acquisition. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the related prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference dividends to earnings for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding consolidated net loss before income taxes, loss on equity method investment and fixed charges and subtracting capitalized interest, net of amortization of debt fees and debt discount. Fixed charges were calculated by adding interest expense and the amortization of debt fees and debt discount. Our earnings are inadequate to cover fixed charges. The following table sets forth the dollar amount of the coverage deficiency for all periods (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges	—	—	—	—	—	—	—
Ratio of Combined Fixed Charges and Preference Dividends to Earnings	—	—	—	—	—	—	—
Deficiency of Earnings Available to Cover Fixed Charges	$(21,640)	$(29,599)	$(119,058)	$(139,724)	$(109,207)	$(81,581)	$(53,961)

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our amended and restated certificate of incorporation as further amended to date (“Certificate of Incorporation”), our amended and restated bylaws (“Bylaws”), our certificate of designations of preferences, rights and limitations of the Series A convertible preferred stock (the “Certificate of Designations”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation, Bylaws and Certificate of Designations below. The summary is not complete. The Certificate of Incorporation, Bylaws and Certificate of Designations are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Certificate of Incorporation, Bylaws and Certificate of Designations for the provisions that may be important to you.

Our authorized capital stock consists of 225,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share, issuable in one or more series designated by our board of directors. As of June 30, 2016, there were 84,705,844 shares of common stock and 27,850 shares of preferred stock outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our Certificate of Incorporation and Bylaws, our stockholders will not have cumulative voting rights unless, at the time of an election, we are subject to Section 2115(b) of the California General Corporation Law. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors generally can elect all of the directors standing for election, if they so choose. We do not expect to be subject to Section 2115(b) of the California General Corporation Law unless our stock is delisted from The NASDAQ Global Select Market.

Subject to preferences that may be applicable to any then outstanding preferred stock, including our Series A convertible preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock, including our Series A convertible preferred stock.

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions or restrictions on alienability applicable to the common stock, except that holders of our Series A convertible preferred stock have registration rights with respect to shares of common stock issuable upon conversion of such preferred stock, as described more fully below. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of additional preferred stock that we may designate in the future. All of our outstanding shares of common stock are fully paid and nonassessable.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “TVIA.”

Preferred Stock

Our Certificate of Incorporation provides our board of directors the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series; to establish from time to time the number of shares to be included in each such series; to fix the rights, preferences, privileges, qualifications, limitations or restrictions of the shares of each wholly unissued series, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock; and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

As of June 30, 2016, there were 27,850 shares of preferred stock outstanding, all of which were designated Series A convertible preferred stock. Each holder of our Series A convertible preferred stock is entitled to a number of votes equal to the number of whole shares of common stock issuable upon conversion of such Series A convertible preferred stock. Holders of Series A convertible preferred stock vote together as a single class with the holders of our common stock on all matters submitted for a vote by holders of our common stock.

The holders of the Series A convertible preferred stock are entitled to participate equally and ratably with the holders of our common stock in all dividends and distributions to be paid on the common stock on an as-converted basis, subject to certain customary exceptions.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of us or certain change of control transactions, each holder of Series A convertible preferred stock will be entitled to receive a liquidation preference before any distribution or payment is made to holders of or common stock or any other security that ranks junior to the Series A convertible preferred stock.

For so long as the outstanding shares of Series A convertible preferred stock represent at least 5.0% of our outstanding voting power on an as-converted basis, the holders of the Series A convertible preferred stock will have the right to designate a nominee for election to our board of directors, subject to certain exceptions.

For so long as at least 1,392 shares of Series A convertible preferred stock remain outstanding, we may not, without the approval of the holders of at least two-thirds of the then outstanding shares of Series A convertible preferred stock: (i) amend any provision of the Certificate of Designations or our Certificate of Incorporation or Bylaws so as to adversely affect the rights, preferences or privileges of the Series A convertible preferred stock; or (ii) declare or pay any dividend on our common stock, subject to certain customary exceptions.

In addition, for so long as at least 11,140 shares of Series A convertible preferred stock remain outstanding, we may not, without the approval of the holders of at least two-thirds of the then outstanding shares of Series A convertible preferred stock, create, authorize or issue any equity securities senior to the Series A convertible preferred stock.

In the event that the holders of at least a majority of our common stock approve a merger or change of control transaction, the holders of the Series A convertible preferred stock will be required to approve and vote in favor of such transaction and waive any applicable appraisal rights.

We can require the conversion of the outstanding shares of Series A convertible preferred stock if either the trading price of our common stock is greater than three times the conversion price at any time before March 15, 2019 or is greater than four times the conversion price at any time thereafter, subject to certain customary conditions. No holder of any shares of Series A convertible preferred stock may transfer such shares except to an affiliate of such holder or to us. Beginning on and after July 15, 2016, shares of the Series A convertible preferred stock will be convertible at the option of the holders into shares of common stock at an initial conversion price of $2.00 per share, subject to customary adjustments in the event of stock splits and certain other changes to our capitalization.

Our board of directors may authorize the issuance of additional preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of additional preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Warrants

We granted a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $13.50 per share to Bunge Limited in connection with the joint venture agreement we entered into with Bunge Global Innovation, LLC in April 2012. The warrant has vested as to 750,000 shares and the remaining 250,000 shares can no longer vest.

Registration Rights

Under the registration rights agreement dated as of March 15, 2016 by and among us and the purchasers named therein (the “Registration Rights Agreement”), holders of our Series A convertible preferred stock are entitled to certain rights with respect to the registration of the shares of common stock issuable upon conversion of the Series A Preferred Stock (the “Registrable Securities”). At any time that we are eligible to file a registration statement on Form S-3, the holders of at least 30% of the Series A convertible preferred stock may require us to file a Form S-3 registration statement and we must use commercially reasonable efforts to cause the Form S-3 registration statement to be declared effective under the Securities Act as soon as possible. However, we are not required to effect a registration if we have previously filed and the SEC has declared effective three Form S-3 registration statements in connection with requests under the Registration Rights Agreement.

If at any time we propose to register any equity securities under the Securities Act, for so long as 51% of the Series A convertible preferred stock remains outstanding, subject to certain exceptions, the holders of registration rights will be entitled to notice of the registration and to include all or part of their shares of Registrable Securities in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares of Registrable Securities to be included in that registration statement. We are generally required to bear the expenses of all registrations, except underwriting discounts and commissions related to the Registrable Securities. The Registration Rights Agreement also contains indemnification obligations with respect to the holders of registration rights for losses attributable to untrue statements, omissions or violations of the Securities Act, the Exchange Act or state securities laws incurred by us in connection with registrations under the Registration Rights Agreement.

The registration rights and our rights and obligations under the Registration Rights Agreement, other than the drag-along rights described above under “—Preferred Stock,” will terminate upon the earlier of March 10, 2021 or at such time that a given holder’s Registrable Securities may be sold pursuant to Rule 144 promulgated under the Securities Act.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder of our corporation unless:

•	prior to that date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by our board of directors and is authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Section 203 defines business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaws Provisions

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interest. Therefore, these provisions could adversely affect the market price of our common stock or any securities that reference our common stock. Among other things, our Certificate of Incorporation and Bylaws:

•	permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide our board of directors into three classes;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of our stockholders may be called only by the chairman of the board, our chief executive officer, our president, our secretary or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•	provide that stockholders will be permitted to amend our bylaws only upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of our then outstanding common stock, voting as a single class.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

NASDAQ Global Select Market Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “TVIA.”

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities may be issued from time to time in one or more series pursuant to a senior indenture to be entered into between TerraVia Holdings, Inc. and Wells Fargo Bank, National Association, as trustee (the “trustee”), or pursuant to a board resolution and set forth in an officer’s certificate or supplemental indenture to the indenture. Such indenture is referred to herein as the “indenture.” The terms of the debt securities will include those set forth in the indenture (as supplemented by any relevant officer’s certificate or supplemental indenture) and those made a part thereof by the Trust Indenture Act of 1939, as amended. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Because the following is only a summary of selected provisions of the indenture and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the indenture and any supplemental indentures thereto or officer’s certificate or board resolution related thereto. We urge you to read the indenture because the indenture, not this description, defines the rights of the holders of the debt securities. The indenture will be substantially in the form included as an exhibit to the registration statement of which this prospectus is a part.

As used in this “Description of Debt Securities,” the terms “we,” “our,” “us,” “the company” and “TerraVia” refer to TerraVia Holdings, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

General

The indenture will not limit the amount of debt securities which we may issue. We have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinated to the debt and other liabilities (including trade payables) of any of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title;

•	any limit upon the aggregate principal amount;

•	the date or dates on which the principal is payable;

•	the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

•	the date or dates from which interest shall accrue;

•	the date or dates on which interest shall be payable;

•	the record dates for the determination of holders to whom interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the place or places where the principal of and any interest shall be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, pursuant to any sinking fund or otherwise;

•	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

•	if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

•	if other than denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•	the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	whether the debt securities are issuable under Rule 144A or Regulation S and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;

•	any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;

•	whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity for the depositary;

•	any deletion from, modification of or addition to the events of default or covenants;

•	any provisions granting special rights to holders when a specified event occurs;

•	whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

•	any special tax implications of the debt securities;

•	any authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities, if other than the trustee;

•	any guarantor or co-issuers;

•	any special interest premium or other premium;

•	whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and

•	the currency in which payments shall be made, if other than U.S. dollars.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (other than the issue price, the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities); provided that if such additional debt securities are not fungible with the initial debt securities of such series offered hereby for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or other property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption or required repurchase of the debt securities.

Events of Default

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, here are some examples of what we mean:

(1)	default in paying interest on the debt securities of that series when it becomes due and the default continues for a period of 30 days or more;

(2)	default in paying principal, or premium, or sinking fund installment, if any, on the debt securities of that series when due;

(3)	default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or the trustee receives notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all series of debt securities that are affected (voting together as a single class);

(4)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us has occurred; or

(5)	any other Events of Default set forth in a prospectus supplement relating to such series of debt securities.

If an Event of Default (other than an Event of Default specified in clause (4)) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all such affected series (voting together as a single class), will by written notice, require us to repay immediately the entire principal amount of the outstanding debt securities of all such affected series, together with all accrued and unpaid interest and premium, if any.

If an Event of Default under the indenture specified in clause (4) occurs and is continuing, then the entire principal amount of the outstanding debt securities issued and outstanding under the indenture will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (4) described above under the indenture, the holders of a majority in principal amount of outstanding debt securities of all series of debt securities that are affected (voting together as a single class) may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of those series that have become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of outstanding debt securities of all series of debt securities that are affected (voting together as a single class) also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of each such series.

Holders of at least 25% in principal amount of outstanding debt securities of all series of debt securities that are affected (voting together as a single class) may seek to institute a proceeding only after they have made written request, and offered indemnity as the trustee may reasonably require, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of all such series affected under the indenture (voting together as a single class). These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium (or, in the case of convertible or exchangeable debt securities, for the payment or delivery of the consideration due upon conversion or exchange) on or after the due dates for such payment or delivery.

During the existence of an Event of Default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the debt securities, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders of such debt securities unless the holders have offered to the trustee security or indemnity as the trustee may reasonably require. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of all series issued under the indenture that are affected (voting together as a single class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee under the indenture.

The trustee will, within 60 days after any default occurs under the indenture with respect to a series of debt securities, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due (or a default in the payment or delivery of the consideration due upon conversion), the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

Modification and Waiver

We and the trustee may amend or modify the indenture or the debt securities of any series without the consent of any holder of debt securities in order to:

•	establish the form or forms of debt securities of any series;

•	provide for uncertificated debt securities of any series in addition to or in place of certificated debt securities of the applicable series;

•	provide for the assumption by our successor, if any, to our obligations to holders of any outstanding debt securities of any series in compliance with the provisions of the indenture;

•	add to our covenants or events of default for the benefit of the holders of the debt securities of a series or surrender any right or power conferred upon us under the indenture;

•	evidence and provide for the acceptance of appointment by a successor trustee under the indenture;

•	cure ambiguities, defects or inconsistencies;

•	secure the debt securities of any series;

•	provide for or add guarantors with respect to the debt securities of any series;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

•	increase the applicable conversion rate in the case of convertible debt securities, provided such increase is in accordance with the terms of the indenture or will not adversely affect the interests of the holders of such debt securities;

•	conform any provision in the indenture to this “Description of Debt Securities” or the description of any debt securities issued thereunder to the description of such securities in the applicable prospectus supplement or term sheet setting forth the final terms of such debt securities, as evidenced by an Officer’s Certificate;

•	supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the discharge of any series of debt securities issued thereunder, provided that such change or modification does not adversely affect the interests of the holders of such debt securities; or

•	make any other change that would not reasonably be expected to adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the indenture or the debt securities may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of all series issued under the indenture affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to any series of debt securities may be waived by written notice to us and the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of all such series issued under the indenture affected by the waiver (voting together as a single class). However, no modification or amendment to the indenture may, without the consent of the holder of each outstanding debt security affected:

•	reduce the rate of or extend the stated time for payment of interest on any debt securities;

•	reduce the principal amount, or extend the stated maturity, of any debt securities;

•	amend or modify the redemption or required repurchase provisions of the debt securities in any manner adverse to holders or reduce the price payable upon any such redemption or repurchase;

•	if the debt securities are convertible or exchangeable, make any change that impairs or adversely affects the conversion or exchange rights of any debt securities;

•	change the currency in which amounts on any debt securities are payable;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	reduce the quorum or voting requirements under the indenture;

•	adversely affect the ranking of the debt securities of any series;

•	make any change in the amendment provisions that require each holder’s consent or in the waiver provisions of the indenture; or

•	reduce the percentage in aggregate principal amount of debt securities whose holders must consent to any modification of the indenture.

Covenants

Principal and Interest

We covenant to pay the principal of and interest on the debt securities when due and in the manner provided in the indenture.

Consolidation, Merger or Sale of Assets

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:

•	we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is (a) organized and existing under the laws of the United States or any State thereof or the District of Columbia or (b) organized under the laws of a jurisdiction outside the United States and has a class of common stock (including ordinary shares or American depository shares) traded on a national securities exchange in the United States;

•	the surviving entity will expressly assume all of our obligations under the indenture and the debt securities issued thereunder, and will, if required by law to effectuate the assumption, execute a supplemental indenture to such indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing under the indenture; and

•	we or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.

Existence

Except as permitted under “Consolidation, Merger and Sale of Assets,” the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that their preservation is no longer desirable in the conduct of business.

Satisfaction and Discharge

We may terminate our obligations under the indenture when:

•	either:

•	all the debt securities of any series issued thereunder that have been authenticated and delivered have been accepted by the trustee for cancellation; or

•	all the debt securities of any series issued thereunder that have not been accepted by the trustee for cancellation have become due and payable or, except in the case of convertible debt securities, are by their terms to become due and payable within one year (a “discharge”), and (i) we have, except in the case of convertible debt securities, made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense and (ii) we have irrevocably deposited or caused to be deposited with the trustee sufficient funds (and securities, solely with respect to any conversion obligation, if applicable) to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium (or to pay or deliver the consideration due upon conversion);

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Unclaimed Funds

Subject to applicable escheatment laws, all funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities under the indenture that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Regarding the Trustee

The indenture limits the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

We maintain ordinary banking relationships with the trustee.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof of vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the senior indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:

•	the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of TerraVia, the trustee, the warrant agents, the unit agents or any other agent of TerraVia, agent of the trustee or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in any of the following manners or any manner specified in a prospectus supplement:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or fixed prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this Registration Statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of The Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Global Select Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by financial institutions acting as principal or agent.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities (or our common stock), but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company incorporated in this prospectus by reference from TerraVia Holdings, Inc.’s (formerly known as Solazyme, Inc.) Annual Report on Form 10-K for the year ended December 31, 2015 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 15, 2016 (The Company adopted ASU 2015-03 Simplifying the Presentation of Debt Issuance Costs, retrospectively in its fiscal quarter ended March 31, 2016. The standard amends existing guidance to require the presentation of debt issuance costs in the balance sheet as a deduction from the carrying amount of the related debt liability instead of as an asset. Because the amounts were immaterial (unamortized debt issuance costs of $0.5 million and $0.6 million as of December 31, 2015 and 2014, respectively), the previously issued consolidated financial statements included in such Annual Report on Form 10-K have not been retroactively adjusted for incorporation herein.);

(b)	Portions of the Definitive Proxy Statement on Schedule 14A for the 2016 annual meeting of stockholders incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on April 25, 2016;

(c)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 6, 2016;

(f)	Current Reports on Form 8-K filed with the SEC on January 29, 2016, March 11, 2016, March 14, 2016, March 17, 2016, March 25, 2016, May 4, 2016, May 12, 2016, June 9, 2016, and Current Report on Form 8-K/A filed with the SEC on February 18, 2016 and July 5, 2016 (other than information in such reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such forms that are related to such items); and

(g)	The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on May 24, 2011, as updated by our Amended and Restated Certificate of Incorporation, filed on Form 10-K/A with the SEC on April 27, 2012, our Certificate of Amendment of Amended and Restated Certificate of Incorporation filed on Form 8-K with the SEC on May 12, 2016 and our Certificate of Amendment of Amended and Restated Certificate of Incorporation filed herewith.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

Information in future filings incorporated by reference in this prospectus updates and supplements the information provided in this prospectus. Any statements in any future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: TerraVia Holdings, Inc., Attention: Investor Relations, 225 Gateway Blvd., South San Francisco, CA 94080, telephone (650) 780-4777.

$25,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Cowen and Company

August 8, 2016